UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2025 (November 5, 2025)

Foxx Development Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42285	99-5119494
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

15375 Barranca Parkway C106 Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

201-962-5550

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FOXX	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	FOXXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging  growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 5, 2025, the Company received a deficiency letter (the “Letter”) from the Nasdaq Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for a period of 30 consecutive business days, the Company’s market value of listed securities (“MVLS”) closed below the $35,000,000 MVLS threshold required for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(2) (the “MVLS Rule”).

In accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company has until May 4, 2026 to regain compliance with the MVLS Requirement (the “Initial Compliance Period”). To regain compliance, the Company’s MVLS must close at $35 million or more for a minimum of ten consecutive business days during the Initial Compliance Period.

If the Company does not regain compliance by the end of the MVLS Compliance Period, Nasdaq staff will provide written notice to the Company that its securities are subject to delisting. At that time, the Company may appeal any such delisting determination to a hearings panel.

The Company intends to actively monitor its minimum market value of its listed securities and may, if appropriate, consider implementing available options to regain compliance with the MVLS Requirement. There can be no assurance that the Company will be able to regain compliance with Nasdaq Listing Rule 5550(b)(2), or maintain compliance with any other listing requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOXX DEVELOPMENT HOLDINGS INC.

Date: November 10, 2025	By:	/s/ Joy Yi Hua
		Name:	Joy Yi Hua
		Title:	CFO

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